Exhibit (a)(1)(I)
OFFER TO REDEEM
CORNER GROWTH ACQUISITION CORP. 2
Offer to Redeem for Cash
All Outstanding Class A Ordinary Shares
At a Cash Purchase Price of $10.21 per Class A Ordinary Share

This Redemption Offer (as defined below) will expire at 5:00 p.m., New York City Time, on December 5, 2022, unless extended or earlier terminated (such date and time, as they may be extended, the “Expiration Time”). Tendered Class A Ordinary Shares may be withdrawn in accordance with the terms of the offer at any time at or prior to the Expiration Time.

Corner Growth Acquisition Corp. 2, a Cayman Islands exempted company (the “Company,” “TRON,” “we,” “us” or “our”), hereby offers to purchase and redeem for cash, upon the terms and subject to the conditions set forth in this Offer to Redeem (as it may be amended or supplemented from time to time, the “Offer to Redeem”) and in the accompanying Letter of Transmittal (as it may be amended or supplemented from time to time, the “Redemption Offer Letter of Transmittal” and, together with the Offer to Redeem, the “Redemption Offer”), all Class A Ordinary Shares, par value $0.0001 per share (“Class A Ordinary Shares”), at a price of $10.21 per Class A Ordinary Share, net to the seller in cash and without interest (the “Redemption Price”). We will pay for Class A Ordinary Shares validly tendered and accepted for redemption in the Redemption Offer on a date (the “Redemption Settlement Date”) promptly after the Expiration Time.
The closing price of our Class A Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) on October 20, 2022 (the last full trading day prior to the commencement of the Redemption Offer) was $10.14 per share, which is lower than the Redemption Price of $10.21 we are offering in this Redemption Offer. If you tender your Class A Ordinary Shares in this Redemption Offer at a time when the bid price offered for such shares on the Nasdaq is higher than the Redemption Price, you would receive less than if you sold your shares on the Nasdaq at the bid price. Shareholders are urged to obtain current market quotations for the Shares before deciding whether to tender their Shares.
The Redemption Offer is not conditioned on the tender of any minimum number of Class A Ordinary Shares and is not subject to any financing condition. The Redemption Offer is, however, subject to the following conditions: (i) the amount of the Company’s net tangible assets shall not be less than $5,000,001 after accounting for the purchase of shares tendered in this Redemption Offer (the “Maximum Redemption Condition”) (which may not be waived by the Company); and (ii) other customary conditions (collectively, the “Closing Conditions”) (which may be waived by the Company in its sole and absolute discretion). If any of the Closing Conditions are not satisfied or waived prior to the Expiration Time, the Company reserves the right to terminate the Redemption Offer or extend it until such conditions are satisfied or waived (subject to applicable law). If we terminate the Redemption Offer, we will NOT purchase any Class A Ordinary Shares pursuant to the Redemption Offer and we will not consummate any of the transactions described herein or any initial business combination unless we otherwise provide you with the opportunity to redeem your shares in accordance with the Articles of Association.
OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, MORROW SODALI LLC, THE INFORMATION AGENT FOR THE OFFER (THE “INFORMATION AGENT”), OR CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE DEPOSITARY FOR THE OFFER (THE “DEPOSITARY”), MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES. NEITHER WE NOR ANY MEMBER OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE OFFER. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER. WE RECOMMEND

THAT YOU CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS, AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO REDEEM AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING OUR REASONS FOR MAKING THE OFFER, BEFORE TAKING ANY ACTION WITH RESPECT TO THE OFFER. SEE SECTION 2.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory authority has passed upon the accuracy or adequacy of this Offer to Redeem. Any representation to the contrary is unlawful. No person has been authorized to give any information or make any representations with respect to this Redemption Offer other than the information and representations contained or incorporated by reference herein and, if given or made, such information or representations must not be relied upon as having been authorized.
We encourage you to read this Offer to Redeem carefully and in full. In particular, you should review the matters discussed under the section “The Redemption Offer” beginning on page 15 of this Offer to Redeem.
You may direct questions and requests for assistance to Continental Stock Transfer & Trust Company, the depositary (the “Depositary”) for the Redemption Offer or Morrow Sodali LLC, the information agent (the “Information Agent”) for the Redemption Offer. We set forth their contact information on the last page of this Offer to Redeem. You may direct requests for additional copies of this Offer to Redeem to the Information Agent.
This Offer to Redeem and the related Redemption Offer Letter of Transmittal are dated October 21, 2022, and are first being mailed to shareholders on or about October 24, 2022.

IMPORTANT
If you want to redeem all or part of your Class A Ordinary Shares, you must do one of the following before the Redemption Offer expires at 5:00 p.m., New York City time, at the end of December 5, 2022 (unless the Redemption Offer is extended):
•
if your Class A Ordinary Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and request that the nominee tender your Class A Ordinary Shares for you. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Redemption Offer. Accordingly, beneficial owners wishing to participate in the Redemption Offer should contact their broker, dealer, commercial bank, trust company or other nominee promptly in order to determine the times by which such owner must take action in order to participate in the Redemption Offer;

•
if you hold certificates registered in your own name or your shares are held in book entry form on the records of the Depositary, complete and sign a Redemption Offer Letter of Transmittal according to its instructions, and deliver it, together with any required signature guarantees, the certificates for your Class A Ordinary Shares and any other documents required by the Redemption Offer Letter of Transmittal, to the Depositary; and

•
if you are an institution participating in The Depository Trust Company, tender your Class A Ordinary Shares according to the procedure for book-entry transfer described in this Offer to Redeem (see “The Redemption Offer — Book-Entry Delivery”).

We are not making the Redemption Offer to shareholders in any jurisdiction where it would be illegal to do so. However (i) we may, at our sole discretion, take any actions we deem necessary or appropriate to enable us to make the Redemption Offer to shareholders in any such jurisdiction and (ii) the foregoing shall not impact the requirement to comply with Rule 13e-4(f)(8) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
You may contact the Information Agent or your broker, dealer, commercial bank, trust company or other nominee for assistance. The contact information for the Information Agent is set forth on the back cover of this Offer to Redeem.
OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY HAS MADE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR SHARES IN THE OFFER. NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR SHARES IN THE OFFER. NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO REDEEM OR IN THE RELATED LETTER OF TRANSMITTAL. YOU SHOULD NOT RELY ON ANY RECOMMENDATION, OR ANY SUCH REPRESENTATION OR INFORMATION, AS HAVING BEEN AUTHORIZED BY US, ANY MEMBER OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY.
THE STATEMENTS MADE IN THIS OFFER TO REDEEM ARE MADE AS OF THE DATE ON THE COVER PAGE AND THE STATEMENTS INCORPORATED BY REFERENCE ARE MADE AS OF THE DATE OF THE DOCUMENTS INCORPORATED BY REFERENCE. THE DELIVERY OF THIS OFFER TO REDEEM AND THE RELATED LETTER OF TRANSMITTAL SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR INCORPORATED BY REFERENCE IS CORRECT AS OF A LATER DATE OR THAT THERE HAS NOT BEEN ANY CHANGE IN SUCH INFORMATION OR IN OUR AFFAIRS SINCE SUCH DATES.

i

ii

CERTAIN DEFINED TERMS
Unless otherwise stated in this Offer to Redeem or the context otherwise requires, references to:
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“Articles of Association” are to the Company’s Amended and Restated Memorandum and Articles of Association, dated June 16, 2021, as amended from time to time;

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“Class B Ordinary Shares” are to the shares of Class B ordinary shares, par value $0.0001 per share, of the Company;

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“Depositary” are to Continental Stock Transfer & Trust Company;

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“GAAP” are to the generally accepted accounting principles of the United States;

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“Initial Public Offering” or “IPO” are the Company’s initial public offering on June 21, 2021 of 18,500,000 units (which includes an additional 1,000,000 units sold pursuant to the partial exercise of the underwriter’s over-allotment option) at a price of $10.00 per unit, each unit consisting of one Class A Ordinary Share and one-third of one redeemable warrant ;

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“Letter Agreement” are to that certain letter agreement dated June 16, 2021 and entered into by and among our Sponsor, directors and certain officers at the time of our IPO, pursuant to which such persons agreed, among other things, to waive their redemption rights with respect to any Class A Ordinary Shares held by them in connection with our initial business combination;

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“Management” or our “Management Team” are to our directors and officers;

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“Outstanding Warrants” are to the Public Warrants and the Sponsor Warrants;

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“Public Shares” are to the Class A Ordinary Shares sold in our IPO, which was completed on June 21, 2021;

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“Public Shareholders” are to the holders of the Public Shares (whether acquired during or after our IPO), including our Sponsor and its affiliates, to the extent that such persons or entities purchase shares of the Class A Ordinary Shares issued in the IPO (which acquired during or after the IPO), provided that such status as a “Public Shareholder” shall only exist with respect to such shares;

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“Public Warrants” are to the 6,166,667 outstanding redeemable warrants of the Company that were originally included in the units issued in connection with the Company’s IPO;

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“Shares” are to our Class A Ordinary Shares and our Class B Ordinary Shares, collectively;

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“Sponsor” are to CGA Sponsor 2, LLC, a Delaware limited liability company;

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“Sponsor Warrants” are to the warrants purchased by our Sponsor in a private placement simultaneously with our IPO for an aggregate amount of $7,425,000;

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“Trust Account” are to the Company’s “Trust Account” as defined in the Articles of Association;

SUMMARY TERM SHEET
This summary term sheet highlights important information regarding the Redemption Offer
For a more complete description of the terms of the Redemption Offer, you should carefully read this entire Offer to Redeem and related materials, including the Redemption Offer Letter of Transmittal. We have included references to the sections of this Offer to Redeem where you will find a more complete description of the topics addressed in this summary term sheet.
Part 1 — The Redemption Offer
The Offeror	Corner Growth Acquisition Corp. 2, a Cayman Islands exempted company.
Subject Securities	All outstanding Class A Ordinary Shares.
Terms of the Redemption Offer	Purchase at a price of $10.21 per Class A Ordinary Share, net to the seller in cash and without interest. Payments made to holders of shares Class A Ordinary Shares pursuant to the Redemption Offer will be rounded down to the nearest whole cent.
Source and Amount of Funds	We will use funds on deposit in the Trust Account to purchase the Class A Ordinary Shares redeemed pursuant to this Redemption Offer.
Expiration Time	The Redemption Offer will expire at 5:00 p.m., New York City time, on December 5, 2022, unless, and as, extended or earlier terminated.
Extension, Amendment and Termination of the Redemption Offer	We reserve the right to extend or amend the Redemption Offer. If we extend the Redemption Offer, we will delay the acceptance of any Class A Ordinary Shares that have been tendered. We will issue a press release by 9:00 a.m., New York City time, on the business day after the scheduled Expiration Time if we decide to extend the Redemption Offer. We will announce any amendment to the Redemption Offer by making a public announcement of the amendment through Business Wire or another comparable service. We reserve the right to terminate the Redemption Offer under certain circumstances. We anticipate extending the Redemption Offer as necessary to address any SEC comments on this Offer to Redeem or related materials filed in connection with the Redemption Offer. See “The Redemption Offer — Extension, Termination and Amendment of the Redemption Offer” beginning on page 16.
Purpose of the Redemption Offer	In connection with our Extension Proposal, we promised our Public Shareholders that we would offer to redeem their Class A Ordinary Shares if we extended the Termination Date beyond October 21, 2022. To fulfill that promise, we are launching this Redemption Offer in which we offer to purchase and redeem for cash all outstanding shares of our Class A Ordinary Shares at the Redemption Price, upon the terms and subject to the conditions set forth in this Offer to Redeem.

Conditions to the Redemption Offer
The Redemption Offer is not conditioned on the tender of any minimum number of Class A Ordinary Shares and is not subject to any financing condition. The Redemption Offer is, however, subject to the following conditions: (i) the amount of funds in the Company’s Trust Account shall not be below $5,000,001 after accounting for the purchase of shares tendered in this Redemption Offer (which may not be waived by the Company); and (ii) other customary conditions (which may be waived by the Company in its sole and absolute discretion).
If any of the Closing Conditions are not satisfied or waived prior to the Expiration Time, the Company reserves the right to terminate the Redemption Offer or extend it until such conditions are satisfied or waived (subject to applicable law). If we terminate the Redemption Offer, we will NOT purchase any Class A Ordinary Shares pursuant to the Redemption Offer and we will not consummate any of the transactions described herein or any other initial business combination unless we otherwise provide you with the opportunity to redeem your shares in accordance with our Articles of Association. See “The Redemption Offer — Conditions of the Redemption Offer” beginning on page 18.

Procedures for Tendering
To tender your Class A Ordinary Shares prior to the expiration of the Redemption Offer, you must (i) electronically transmit your acceptance of the Redemption Offer through ATOP, which is maintained by the Depository Trust Company (“DTC”), and by which you will agree to be bound by the terms and conditions set forth in this Offer to Redeem, or (ii) deliver to the Depositary a duly executed Redemption Offer Letter of Transmittal.
A tender will be deemed to be received after you have expressly agreed to be bound by the terms of the Redemption Offer, which is accomplished by (i) the transmittal of an agent’s message to the Depositary by DTC in accordance with its ATOP procedures, or (ii) by delivery to the Depositary of a duly executed Redemption Offer Letter of Transmittal. You should contact the Information Agent for assistance at the contact information listed on the last page of this Offer to Redeem. Please note that we will not redeem your Class A Ordinary Shares in the Redemption Offer unless the Depositary receives the required confirmation prior to the Expiration Time. If a broker, dealer, commercial bank, trust company or other nominee holds your Class A Ordinary Shares, it is likely that it has an earlier deadline for you to act to instruct it to accept the Redemption Offer on your behalf. We recommend that you contact your broker, dealer, commercial bank, trust company or other nominee to determine its applicable deadline.
We will not accept any alternative, conditional or contingent tenders. No fractional Class A Ordinary Shares may be tendered or accepted for payment.
There are no guaranteed delivery procedures available with respect to the Redemption Offer under the terms of this Offer to Redeem or any related materials. Holders must tender their Class A Ordinary Shares in accordance with the procedures set forth in this Offer to Redeem. See “The Redemption Offer — Procedures for Tendering Class A Ordinary Shares” beginning on page 19.

Withdrawal Rights	You may withdraw any Class A Ordinary Shares you have tendered at any time before the Expiration Time (and provided you have notified your broker, dealer, commercial bank, trust company or other nominee in advance of their applicable deadline). We cannot assure you that we will extend the Redemption Offer or, if we do, of the length of any extension we may provide. See “The Redemption Offer — Withdrawal Rights” beginning on page 22.
Withdrawal Procedure	You (or your broker, dealer, commercial bank, trust company or other nominee) must deliver, on a timely basis prior to the Expiration Time, which is at 5:00 p.m., New York City time, on December 5, 2022 (unless we extend it), a written notice of your withdrawal to the Depositary at the address appearing on the last page of this Offer to Redeem. Your notice of withdrawal must (i) specify the name of the participant for whose account such Class A Ordinary Shares were tendered and such participant’s account number at DTC to be credited with the withdrawn Class A Ordinary Shares, (ii) contain the title and number of Class A Ordinary Shares to be withdrawn and (iii) be signed by such participant in the same manner as the participant’s name is listed on the applicable “agent’s message” or Redemption Offer Letter of Transmittal. If you hold your Class A Ordinary Shares through a broker, dealer, commercial bank, trust company or other nominee please speak to them regarding the applicable withdrawal procedures and deadlines. See “The Redemption Offer — Withdrawal Rights” beginning on page 22.
Market Prices of Class A Ordinary Shares	If you tender your Class A Ordinary Shares in this Redemption Offer at a time when the bid price per share for the shares on the Nasdaq is higher than the Redemption Price we are offering in this Redemption Offer, you would receive less than if you simply sold your shares on the Nasdaq at the bid price. The closing price of our Class A Ordinary Shares on the Nasdaq on October 20, 2022 (the last full trading day prior to the commencement of the Redemption Offer) was $10.14 per share. The Redemption Price is $10.21. See “The Redemption Offer — Price Range of Securities; Dividends” for more information beginning on page 24.
Appraisal Rights	No appraisal rights will be available to holders of Class A Ordinary Shares in connection with the Redemption Offer.
Time of Payment	We will pay the Redemption Price to you in cash for any Class A Ordinary Shares we accept for purchase and redemption promptly after the Expiration Time. We refer to the date on which such payment is made as the “Redemption Settlement Date.” If the Redemption Offer is not extended or earlier terminated, we expect that the Redemption Settlement Date will be December 7, 2022. See “The Redemption Offer — Purchase of Class A Ordinary Shares and Payment of Redemption Price” beginning on page 23.
Payment of Brokerage Commissions	If you are a registered holder of Class A Ordinary Shares and you tender your Class A Ordinary Shares directly to the Depositary, you will not incur any brokerage commissions. If you hold Class A Ordinary Shares through a broker, dealer, commercial bank, trust company or other nominee, we recommend that you consult your broker, dealer, commercial bank, trust company or other nominee to determine whether transaction costs are applicable. See “The Redemption Offer — Procedures for Tendering Class A Ordinary Shares” beginning on page 19.
U.S. Federal Income Tax Consequences of the Offer	Holders of Class A Ordinary Shares are urged to review the section entitled “The Redemption Offer — Certain United States Federal Income Tax Consequences” beginning on page 30, for more information regarding the material U.S. federal income tax consequences of the Redemption Offer.
Depositary	Continental Stock Transfer & Trust Company
Summary Risk Factors Relating to the Redemption Offer
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There is no guarantee that your decision whether to tender into the Redemption Offer will put you in a better future economic position.

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Holders of Class A Ordinary Shares who wish to redeem their shares for a pro-rata portion of the Trust Account must comply with specific requirements for redemption. A failure to comply with such requirements will result in such holder not participating in the Redemption Offer and such requirements may make it more difficult for them to exercise their redemption rights prior to the Expiration Time.

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If a holder fails to receive notice of our Offer to Redeem their shares of our Class A Ordinary Shares, or fails to comply with the procedures for tendering their Class A Ordinary Shares, such shares may not be redeemed.

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There is uncertainty regarding the U.S. federal income tax consequences of the redemption to the holders of Class A Ordinary Shares.

For a more complete discussion of the risks relating to the Redemption Offer, please refer to the section entitled “The Redemption Offer” of this Offer to Redeem.

Information Agent	Morrow Sodali LLC
Recommendation of the Board of Directors	The Board of Directors makes no recommendation as to whether holders of Class A Ordinary Shares tender their Class A Ordinary Shares pursuant to the Redemption Offer.
Recent Developments	On May 17, 2022, Corner Growth Acquisition Corp. 2., a Cayman Islands corporation (the “Company”), entered into a non-binding letter of intent (the “Letter of Intent”) with a differentiated food tech platform (the “Target”) for an initial business combination. The Target is a vertically integrated producer of premium bulk grains, value-added ingredients, and CPG goods, driving fundamental change with significant attention around supply chain certainty, food security, plant-based foods and ESG, and the Company believes the Target is a compelling investment opportunity given its vertical integration, commercial opportunity and macro tailwinds.
Further Information	You may direct questions and requests for assistance to the Depositary or the Information Agent, at the contact information set forth on the last page of this Offer to Redeem. You may direct requests for additional copies of this Offer to Redeem to the Information Agent.

QUESTIONS AND ANSWERS ABOUT THE REDEMPTION OFFER
Below are questions and answers about the Redemption Offer
Questions and Answers About the Redemption Offer
1.	Q.:	Who is offering to purchase the securities?
A:
Corner Growth Acquisition Corp. 2

2.	Q:	What securities are being sought in the Redemption Offer?
A:
All of our outstanding Class A Ordinary Shares.

3.	Q:	What are the terms of the Redemption Offer?
A:
We are offering to purchase and redeem all of our Class A Ordinary Shares at a price of $10.21 per Class A Ordinary Share, net to the seller in cash and without interest, subject to the terms and conditions of this Redemption Offer as set forth in this Offer to Redeem.

4.	Q:	What will be the Redemption Price for each share of Class A Ordinary Shares and what will be the form of payment?
A:
The purchase price for the Redemption Offer is the Redemption Price, or $10.21 per Class A Ordinary Share, net to the seller in cash and without interest. All Class A Ordinary Shares we purchase will be purchased at the Redemption Price. If your Class A Ordinary Shares is redeemed in the Redemption Offer, you will be paid the Redemption Price in cash promptly after the Expiration Time on the Redemption Settlement Date. Payments made to holders of shares Class A Ordinary Shares pursuant to the Redemption Offer will be rounded down to the nearest whole cent.

5.	Q:	Has the Company or the Board of Directors adopted a position on the Redemption Offer?
A:
The Board of Directors makes no recommendation as to whether holders of Class A Ordinary Shares tender their Class A Ordinary Shares pursuant to the Redemption Offer.

6.	Q:	Can our Sponsor, directors and officers redeem any Class A Ordinary Shares held by them in the Redemption Offer?
No. The Sponsor and our directors and officers entered into the Letter Agreement with us at the time of our IPO, pursuant to which they have agreed to waive their redemption rights with respect to any Class A Ordinary Shares held by them in connection with our initial business combination. As such, they are not entitled to tender their Class A Ordinary Shares in the Redemption Offer.
7.	Q:	How will the Company fund the payment of any Class A Ordinary Shares validly tendered in this Redemption Offer?
A:
We will use funds on deposit in the Trust Account to purchase Class A Ordinary Shares that are accepted for purchase in connection with this Redemption Offer. See “The Redemption Offer — Source and Amount of Funds” beginning on page 16.

8.	Q:	How long do I have to tender my Class A Ordinary Shares?
A:
The Redemption Offer will expire at 5:00 p.m., New York City time, on December 5, 2022, unless extended or earlier terminated. See “The Redemption Offer — Extension, Termination and Amendment of the Redemption Offer.” If a broker, dealer, commercial bank, trust company or other nominee holds your Class A Ordinary Shares, it is likely the nominee has established an earlier deadline for you to act to instruct the nominee to accept the Redemption Offer on your behalf. We urge you to contact the broker, dealer, commercial bank, trust company or other nominee to find out the nominee’s deadline. See “The Redemption Offer — Procedures for Tendering Class A Ordinary Shares” beginning on page 19.

9.	Q:	Can the Redemption Offer be extended, terminated or amended and, if so, under what circumstances?
A:
Yes. We reserve the right to extend, terminate or amend the Redemption Offer.

If we extend the Redemption Offer, we will delay the acceptance of any Class A Ordinary Shares that have been tendered. We will issue a press release by 9:00 a.m., New York City time, on the business day after the scheduled Expiration Time if we decide to extend the Redemption Offer. We reserve the right to terminate the Redemption Offer under certain circumstances. We will announce any amendment to the Redemption Offer by making a public announcement of the amendment through Business Wire or another comparable service. See “The Redemption Offer — Extension, Termination and Amendment of the Redemption Offer” beginning on page 16.
11.	Q:	Why are we making the Redemption Offer?
A:
In connection with our Extension Proposal, we promised our Public Shareholders that we would offer to redeem their Class A Ordinary Shares if we extended the Termination Date beyond October 21, 2022. To fulfill that promise, we are launching this Redemption Offer in which we offer to purchase and redeem for cash all outstanding shares of our Class A Ordinary Shares at the Redemption Price, upon the terms and subject to the conditions set forth in this Offer to Redeem.

12.	Q:	What will happen if I do not tender my Class A Ordinary Shares?
A:
Holders of Class A Ordinary Shares who choose not to tender their Class A Ordinary Shares will retain their Class A Ordinary Shares. Continuing shareholders who do not tender their Class A Ordinary Shares will also be subject to several risks including:

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in the event Class A Ordinary Shares are redeemed in the Redemption Offer, there may be a reduced public float for our Class A Ordinary Shares and therefore reduced liquidity;

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the Class A Ordinary Shares could be delisted from the Nasdaq Capital Market if we do not meet applicable requirements; and Source of

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share price declines.

See “Risk Factors” for more information on these and other risks.
13.	Q:	Is the Redemption Offer subject to any conditions? Is there a minimum number of Class A Ordinary Shares that must be tendered?
A:
The Redemption Offer is not conditioned on the tender of any minimum number of Class A Ordinary Shares and is not subject to any financing condition. The Redemption Offer, however, is subject to the following Closing Conditions: (i) the amount of funds in the Company’s Trust Account shall not be below $5,000,001 after accounting for the purchase of shares tendered in this Redemption Offer (which may not be waived by the Company); and (ii) other customary conditions (which may be waived by the Company in its sole and absolute discretion).

If any of the Closing Conditions are not satisfied or waived prior to the Expiration Time, the Company reserves the right to terminate the Redemption Offer or extend it until such conditions are satisfied or waived (subject to applicable law). If we terminate the Redemption Offer, we will NOT purchase any Class A Ordinary Shares pursuant to the Redemption Offer and we will not consummate any of the transactions described herein or any other initial business combination unless we otherwise provide you with the opportunity to redeem your shares in accordance with our Articles of Association. See “The Redemption Offer — Conditions of the Redemption Offer” beginning on page 18.
14.	Q:	Can I tender Public Warrants in the Redemption Offer?
A:
No. This Redemption Offer is only being made in respect of our Class A Ordinary Shares. We are not offering to purchase our Public Warrants in this Redemption Offer.

15.	Q:	How do I tender Class A Ordinary Shares?
A:
To tender your Class A Ordinary Shares prior to the expiration of the Redemption Offer, you must (i) electronically transmit your acceptance of the Offer through ATOP, which is maintained by DTC, and by which you will agree to be bound by the terms and conditions set forth in this Offer to Redeem, or (ii) deliver to the Depositary a duly executed Redemption Offer Letter of Transmittal.

A tender will be deemed to be received after you have expressly agreed to be bound by the terms of the Redemption Offer, which is accomplished by (i) the transmittal of an agent’s message to the Depositary by DTC in accordance with its ATOP procedures, or (ii) by delivery to the Depositary of a duly executed Redemption Offer Letter of Transmittal. You should contact the Information Agent for assistance at the contact information listed on the last page of this Offer to Redeem. Please note that we will not purchase and redeem your Class A Ordinary Shares in the Redemption Offer unless the Depositary receives the required confirmation prior to the Expiration Time. If a broker, dealer, commercial bank, trust company or other nominee holds your Class A Ordinary Shares, it is likely that it has an earlier deadline for you to act to instruct it to accept the Redemption Offer on your behalf. We recommend that you contact your broker, dealer, commercial bank, trust company or other nominee to determine its applicable deadline.
We will not accept any alternative, conditional or contingent tenders. No fractional Class A Ordinary Shares may be tendered or accepted for payment.
There are no guaranteed delivery procedures available with respect to the Redemption Offer under the terms of this Offer to Redeem or any related materials. Holders must tender their Class A Ordinary Shares in accordance with the procedures set forth in this Offer to Redeem. See “The Redemption Offer — Procedures for Tendering Class A Ordinary Shares” beginning on page 19.
16.	Q:	May I withdraw my Class A Ordinary Shares from the Redemption Offer after my initial tender? How do I do so?
A:
You may withdraw any Class A Ordinary Shares you have tendered at any time before the Expiration Time (and provided you have notified your broker, dealer, commercial bank, trust company or other nominee in advance of their applicable deadline). We cannot assure you that we will extend the Redemption Offer or, if we do, of the length of any extension we may provide. See “The Redemption Offer — Withdrawal Rights” beginning on page 22.

17.	Q:	How do I properly withdraw Class A Ordinary Shares previously tendered?
A:
You (or your broker, dealer, commercial bank, trust company or other nominee) must deliver, on a timely basis prior to the Expiration Time, which is at 5:00 p.m., New York City time, on December 5, 2022 (unless we extend it), a written notice of your withdrawal to the Depositary at the address appearing on the last page of this Offer to Redeem. Your notice of withdrawal must (i) specify the name of the participant for whose account such Class A Ordinary Shares were tendered and such participant’s account number at DTC to be credited with the withdrawn Class A Ordinary Shares, (ii) contain the title and number of Class A Ordinary Shares to be withdrawn and (iii) be signed by such participant in the same manner as the participant’s name is listed on the applicable “agent’s message” or Redemption Offer Letter of Transmittal. If you hold your Class A Ordinary Shares through a broker, dealer, commercial bank, trust company or other nominee please speak to them regarding the applicable withdrawal procedures and deadlines. See “The Redemption Offer — Withdrawal Rights” beginning on page 22.

19.	Q:	What is the Redemption Price of Class A Ordinary Shares compared to the market price?
A:
The closing price of our Class A Ordinary Shares on the Nasdaq on October 20, 2022 (the last full trading day prior to the commencement of the Redemption Offer) was $10.14 per share, which is lower than the Redemption Price of $10.21 we are offering in this Redemption Offer. If you were to tender your Class A Ordinary Shares into this Redemption Offer at a time when the bid price per share offered for the shares on the Nasdaq remains higher than the Redemption Price, you would receive less than if you simply sold your shares on the Nasdaq at the bid price.
See “The Redemption Offer — Price Range of Securities; Dividends” for more information beginning on page 24.
20.	Q:	If I object to the price being offered for my Class A Ordinary Shares, will I have appraisal rights?
A:
No appraisal rights will be available to shareholders in connection with the Redemption Offer.

21.	Q:	When will the Company pay for the Class A Ordinary Shares I tender that are accepted for purchase and redemption?
A:
We will pay the Redemption Price to you in cash for any Class A Ordinary Shares we accept for purchase and redemption promptly after the Expiration Time. We refer to the date on which such payment is made as the “Redemption Settlement Date.” If the Redemption Offer is not extended or earlier terminated, we expect that the Redemption Settlement Date will be December 7, 2022. See “The Redemption Offer — Purchase of Class A Ordinary Shares and Payment of Redemption Price” beginning on page 23.

22.	Q:	Will I have to pay brokerage fees and commissions if I tender my Class A Ordinary Shares?
A:
If you are a registered holder of Class A Ordinary Shares and you tender your Class A Ordinary Shares directly to the Depositary, you will not incur any brokerage commissions. If you hold Class A Ordinary Shares through a broker, dealer, commercial bank, trust company or other nominee, we recommend that you consult your broker, dealer, commercial bank, trust company or other nominee to determine whether transaction costs are applicable. See “The Redemption Offer — Procedures for Tendering Class A Ordinary Shares” beginning on page 19.

23.	Q:	What are the U.S. federal income tax consequences of participating in the Redemption Offer for U.S. Holders of Class A Ordinary Shares?
A:
Subject to the passive foreign investment company (“PFIC”) rules discussed below, the U.S. federal income tax consequences of participating in the Redemption Offer will depend on whether the redemption of Class A Ordinary Shares is treated as a corporate distribution or a sale. Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as owned by the U.S. Holder (defined below) (including any stock constructively owned by the U.S. holder as a result of owning Public Warrants) relative to all of our shares outstanding both before and after the redemption.

The redemption of Class A Ordinary Shares generally will be treated as a sale of the Class A Ordinary Shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend with respect to the U.S. holder. If any of the foregoing tests are satisfied, then the redemption will be treated as a sale and the tax effects will be as described under “Certain United States Federal Income Tax Consequences — Sale of Class A Ordinary Shares” below. If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “Certain United States Federal Income Tax Consequences — Corporate Distribution” below.
Because we are a blank check company with no current active business, it is likely that we were a PFIC for our initial taxable year ended December 31, 2021 and we will likely be a PFIC for our current taxable year. As such, special rules will likely apply to the redemption. Please see “Certain United States Federal Income Tax Consequences — Passive Foreign Investment Company Rules” below for details.
The rules dealing with PFICs are very complex and are affected by various factors in addition to those described below. Accordingly, U.S. Holders of our Class A ordinary shares should consult their own tax advisors concerning the application of the PFIC rules our Class A ordinary shares, and to any redemption, under their particular circumstances.
U.S. Holders of Class A Ordinary Shares are urged to consult their tax advisors regarding the tax consequences to them of the Redemption Offer and related transactions.
24.	Q:	Whom do I contact if I have questions about the Redemption Offer?
A:
You may direct questions and requests for assistance to the Depositary or the Information Agent, at the contact information set forth on the last page of this Offer to Redeem. You may direct requests for additional copies of this Offer to Redeem to the Information Agent.

FORWARD-LOOKING STATEMENTS
This Offer to Redeem contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Redemption Offer, including statements regarding the benefits of the Redemption Offer, the anticipated timing of the proposed Redemption Offer. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, but not limited to:
•
the occurrence of any event, change or other circumstance that could give rise to the proposed Redemption Offer not occurring;

•
the outcome of any legal proceedings and regulatory action that may be instituted against the Company, or its directors or officers related announcement of the Redemption Offer;

•
the amount of the costs, fees, expenses and other charges related to the Redemption Offer;

•
the ability to maintain the listing of the Company’s securities on the Nasdaq;

•
the price of the Company’s securities may be volatile due to a variety of factors;

•
the amount of Class A Ordinary Shares redeemed in the Redemption Offer;

•
the impact of the global COVID-19 pandemic on any of the foregoing.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the registration statements for the Distribution and the Company’s rights offering that will be filed with the SEC. Those filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The inclusion of any statement in this Offer to Redeem does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

INTRODUCTION
Dear Shareholders of Corner Growth Acquisition Corp. 2,
You are receiving this Redemption Offer in connection with our previously announced Form 8-K filed with the SEC on June 10, 2022.
Below we summarize the Redemption Offer. Please refer to “Certain Defined Terms” for the meaning of certain defined terms we use in this letter.
The Redemption Offer
We completed our IPO on June 21, 2021. At that time, our Articles of Association provided that the time by which the Company must either consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities or otherwise liquidate the amount in trust was June 21, 2022 (the “Original Termination Date”).
On June 16, 2022, our shareholders approved an extension proposal (the “Extension Proposal”) which extended the Original Termination Date to July 21, 2022 (the “Extended Date”) and authorized the Company, without another shareholder vote, to elect to extend the date to consummate a business combination on a monthly basis for up to eight times by an additional month each time after the Extended Date, for a total of up to nine months to March 21, 2023, unless the closing of a business combination shall have occurred (the “Additional Extension Date”).
In connection with the Extension Proposal, we announced on June 10, 2022, that our Sponsor agreed to deposit into the trust account an aggregate of $0.033 per share for each month (the “Monthly Contribution”) of the Extension period up and until October 21, 2022, resulting in a maximum contribution of $0.132 per share of Class A Ordinary Shares that was not redeemed in connection with the Extension Proposal. We further announced that in the event the Company further extends the Extended Date beyond October 21, 2022 in accordance with the Extension Proposal, the holders of Class A Ordinary Shares who do not redeem their shares in connection with the Extension Proposal will be provided with the opportunity to redeem their shares on or about October 21, 2022.
The Redemption Offer is not conditioned on the tender of any minimum number of Class A Ordinary Shares and is not subject to any financing condition. The Redemption Offer is, however, subject to the following conditions: (i) the amount of the Company’s net tangible assets shall not be less than $5,000,001 after accounting for the purchase of shares tendered in this Redemption Offer (which may not be waived by the Company); and (ii) other customary conditions (which may be waived by the Company in its sole and absolute discretion) (see “The Redemption Offer — Conditions of the Redemption Offer”).
If you tender your Class A Ordinary Shares in the Redemption Offer and they are redeemed by the Company, those shares will cease to represent an interest in the Company.
In addition, if you tender your Class A Ordinary Shares in this Redemption Offer at a time when the bid price per share for the shares on the Nasdaq is higher than the Redemption Price we are offering in this Redemption Offer, you would receive less than if you simply sold your shares on the Nasdaq at the bid price. The closing price of our Class A Ordinary Shares on the Nasdaq on October 20, 2022 (the last full trading day prior to the commencement of the Redemption Offer) was $10.14 per share. The Redemption Price is $10.21.
OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES. NEITHER WE NOR ANY MEMBER OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE OFFER. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES. IN DOING SO, YOU SHOULD CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS, AND READ CAREFULLY AND

EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING OUR REASONS FOR MAKING THE OFFER.
Recent Developments
On May 17, 2022, Corner Growth Acquisition Corp. 2., a Cayman Islands corporation (the “Company”), entered into a non-binding letter of intent (the “Letter of Intent”) with a differentiated food tech platform (the “Target”) for an initial business combination. The Target is a vertically integrated producer of premium bulk grains, value-added ingredients, and CPG goods, driving fundamental change with significant attention around supply chain certainty, food security, plant-based foods and ESG, and the Company believes the Target is a compelling investment opportunity given its vertical integration, commercial opportunity and macro tailwinds.

THE REDEMPTION OFFER
1.
Number of Class A Ordinary Shares; Expiration Time

Upon the terms and subject to certain conditions of the Redemption Offer, we are offering to purchase and redeem for cash without, interest, all outstanding Class A Ordinary Shares validly tendered in the Redemption Offer and not validly withdrawn before the Expiration Time.
Our Sponsor, directors and officers entered the Letter Agreement with us at the time of our IPO, pursuant to which they have agreed to waive their redemption rights with respect to any Class A Ordinary Shares held by them in connection with the completion of our initial business combination. As such, they are not entitled to tender any Class A Ordinary Shares held by them in this Redemption Offer.
This Redemption Offer is not conditioned on any minimum number of Class A Ordinary Shares being tendered. The Redemption Offer is, however, subject to certain other conditions. See “— Conditions of the Redemption Offer.” The Share Purchase is subject to the condition in favor of the Company, that the amount of the Company’s net tangible assets shall not be less than $5,000,001 after accounting for the purchase of shares tendered in this Redemption Offer.
Expiration Time.   The term “Expiration Time” means 5:00 p.m., New York City time, on December 5, 2022, unless and until we shall have extended the period of time during which this Redemption Offer will remain open, in which event the term Expiration Time shall refer to the latest time and date at which this Redemption Offer, as so extended by us, shall expire. We will pay for all Class A Ordinary Shares that are accepted for purchase and redemption promptly after the Expiration Time. If we materially change this Redemption Offer or information concerning this Redemption Offer, we will extend this Redemption Offer to the extent and in the manner required by Rules 13e-4(d)(2), 13e-4(e)(3), 13e-4(f)(1) and 14e-1(b) under the Exchange Act.
If we modify the Redemption Price, then the Redemption Offer must remain open for at least 10 business days following the date that notice of the modification is first published, sent or given. For the purposes of the Redemption Offer, a “business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. See “— Extension, Termination and Amendment of the Redemption Offer.”
If any of the Closing Conditions are not met, satisfied or waived prior to the Expiration Time, the Company reserves the right to terminate or extend the Redemption Offer. If we terminate the Redemption Offer, we will NOT purchase any Class A Ordinary Shares pursuant to the Redemption Offer and we will not consummate the transactions described herein unless we otherwise provide you with the opportunity to redeem your shares in accordance with our Articles of Association.
Only Class A Ordinary Shares validly tendered in the Redemption Offer and not validly withdrawn will be purchased and redeemed pursuant to the Redemption Offer. All Class A Ordinary Shares tendered in the Redemption Offer and not purchased pursuant to the Redemption Offer will be returned to the tendering shareholders at our expense promptly following the Expiration Time.
Redemption Price
The Redemption Price of $10.21, net to the seller in cash and without interest, is equal to the quotient obtained by dividing: (i) the amount we expect to be on deposit in our Trust Account as of October 20, 2022 by (ii) the total number of outstanding Class A Ordinary Shares issued in connection with our IPO.
The closing price of our Class A Ordinary Shares on the Nasdaq on October 20, 2022 (the last full trading day prior to the commencement of the Redemption Offer) was $10.14 per share, which is lower than the Redemption Price of $10.21 per share we are offering in this Redemption Offer. If you were to tender your Class A Ordinary Shares in this Redemption Offer at a time when the price offered for such shares on the Nasdaq remains higher than the Redemption Price, you would receive less than if you were to sell your shares on the Nasdaq.

Source and Amount of Funds
$75,543,903 will be required to purchase the Class A Ordinary Shares in the Redemption Offer at the Redemption Price if the Redemption Offer is fully subscribed up to the Maximum Redemption Condition. In addition, we estimate approximately $125,000 will be required to pay fees and expenses specifically related to the Redemption Offer, including costs for legal, accounting, printing and EDGAR filings, services of the Information Agent and Depositary for distribution and handling of the Redemption Offer materials and other services related to the Redemption Offer.
The purchase of Class A Ordinary Shares tendered in the Redemption Offer will be funded by the Company from the amounts held in our Trust Account, but the fees and expenses specifically related to the Redemption Offer will either be paid with the funds available to us outside of the Trust Account.
Class A Ordinary Shares that are redeemed pursuant to the Redemption Offer will be retired and cancelled.
Extension, Termination and Amendment of the Redemption Offer
We expressly reserve the right, at any time and from time to time prior to the scheduled Expiration Time, and regardless of whether the Closing Conditions set forth in “— Conditions of the Redemption Offer” shall have occurred or are deemed by us to have occurred, to extend the period of time during which the Redemption Offer is open and thereby delay acceptance for redemption of any Class A Ordinary Shares tendered for redemption pursuant to the Redemption Offer. We anticipate extending the Redemption Offer as necessary to address any SEC comments on this Offer to Redeem or related materials filed in connection with the Redemption Offer. We will affect any such extension by giving oral or written notice of such extension to the Depositary and making a public announcement of the extension by making a release through Business Wire or another comparable service.
We also expressly reserve the right, in our sole and absolute discretion, to terminate the Redemption Offer and reject for redemption Class A Ordinary Shares upon the occurrence of any of the Closing Conditions specified in “— Conditions of the Redemption Offer” by giving oral or written notice of the termination or postponement to the Depositary and making a public announcement of the termination or postponement.
Our reservation of the right to delay payment for Class A Ordinary Shares which we have accepted for payment is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the Class A Ordinary Shares tendered promptly after termination or withdrawal of the Redemption Offer.
Subject to compliance with applicable law (including Rule 13e-4 under the Exchange Act), we further reserve the right, in our sole and absolute discretion, and regardless of whether any of the events set forth in “— Condition of the Redemption Offer” have occurred or are deemed by us to have occurred, to amend the Redemption Offer prior to the Expiration Time to increase the consideration offered in the Redemption Offer, or otherwise if we determine such other amendments are required by applicable law or regulation.
Amendments to the Redemption Offer may be made at any time and from time to time by public announcement by making a release through Business Wire or another comparable service. In the case of an extension of the Redemption Offer, such amendment will be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Time.
Any public announcement made under the Redemption Offer will be disseminated by making a release through Business Wire or another comparable service. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law or regulation (including Rule 13e-4 under the Exchange Act), we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release through Business Wire or another comparable service.
If we materially change the terms of the Redemption Offer or the information concerning the Redemption Offer, including as a result of the waiver of any material condition to the Redemption Offer described in “— Conditions to the Redemption Offer,” we will extend the Redemption Offer to the extent and in the manner required by Rules 13e-4(d)(2), 13e-4(e)(3), and 13e-4(f)(1) promulgated under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the Redemption Offer or information concerning the Redemption Offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of the terms or information; however, in no event will the Redemption Offer remain open for fewer than five business days following such a material change in the terms of, or information concerning, the Redemption Offer.
If (i) we make any change to increase the price to be paid for Class A Ordinary Shares, or if we increase or decrease the number of Class A Ordinary Shares sought in the Redemption Offer, and (ii) the Redemption Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of an increase or decrease is first published, sent or given to shareholders in the manner specified in this section, the Redemption Offer will be extended until the expiration of such 10 business day period.
2.
Purpose of the Offer; Certain Effects of the Offer.

Purpose of the Redemption Offer
In connection with our Extension Proposal, we promised our Public Shareholders that we would offer to redeem their Class A Ordinary Shares if we extended the Termination Date beyond October 21, 2022. To fulfill that promise, we are launching this Redemption Offer in which we offer to purchase and redeem for cash all outstanding shares of our Class A Ordinary Shares at the Redemption Price, upon the terms and subject to the conditions set forth in this Offer to Redeem.
Certain Effects of the Redemption Offer
The purchase and redemption of Class A Ordinary Shares in the Redemption Offer will be funded by the Company from amounts held in our Trust Account. Our Class A Ordinary Shares are registered under the Exchange Act, which requires, among other things, that we furnish certain information to our shareholders and the SEC.
If Class A Ordinary Shares are tendered and the Redemption Offer is consummated, then the aggregate number of Class A Ordinary Shares will be reduced. This may adversely affect the liquidity of and/or increase the volatility in the market for Class A Ordinary Shares that remain outstanding after consummation of the Redemption Offer.
Except with respect to its ongoing pursuit in respect of a business combination and as otherwise disclosed in this Offer to Redeem, the Company currently has no active plans, proposals or negotiations underway that relate to or would result in:
•
any extraordinary transaction, such as a merger, reorganization or liquidation involving the Company;

•
any purchase, sale or transfer of a material amount of assets of the Company;

•
any material change in the Company’s present dividend rate or policy, indebtedness or capitalization;

•
any other material change in the Company’s business;

•
any class of equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;

•
the acquisition by any person of any material amount of additional securities of the Company, or the disposition of any material amount of securities of the Company; or

•
any changes to the Company’s Articles of Association.

The Company’s Class A Ordinary Shares are currently listed on the Nasdaq, however we can provide no assurance that the Company will continue to meet the listing requirements of the Nasdaq or any other appropriate securities exchange as a result of the Redemption Offer.

For more information regarding this and other potential risks and effects of the Redemption Offer, see “The Redemption Offer” beginning on page 15 of this Offer to Redeem.
3.
Conditions of the Redemption Offer

Notwithstanding any other provisions of the Redemption Offer, and in addition to (and not in limitation of) the rights and obligations of the Company in our sole and absolute discretion to extend, terminate and/or amend the Redemption Offer, we will not be required to accept for redemption, subject to the applicable rules and regulations of the SEC, pay for any Class A Ordinary Shares tendered, and may terminate or amend the Redemption Offer or may postpone, in accordance with Rule 13e-4(f)(5) under the Exchange Act, the acceptance for payment of Class A Ordinary Shares, if any of the following shall have occurred:
•
the Company’s net tangible assets shall not be less than $5,000,001 after accounting for the purchase of shares tendered in this Redemption Offer

•
a material adverse effect with respect to the Company shall have occurred since the date of this Offer to Redeem;

•
there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Redemption Offer, the acquisition of some or all of the Class A Ordinary Shares under the Redemption Offer or otherwise relates in any manner to the Redemption Offer;

•
there shall have been any action threatened, instituted, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Redemption Offer or we or any of our subsidiaries, by any court or any authority, agency, tribunal or other body that, in our reasonable judgment, would or might, directly or indirectly:

•
make the acceptance for purchase of, or payment for, some or all of the Class A Ordinary Shares illegal or otherwise restrict or prohibit completion of the Redemption Offer;

•
delay or restrict our ability, or render us unable, to accept for purchase or pay for some or all of the Class A Ordinary Shares;

•
materially adversely affect our business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects, or materially impair the contemplated benefits to us of the Redemption Offer or the delivery of any cash amounts;

•
in our reasonable judgment, there has occurred any of the following:

•
any general suspension of trading in, or limitation on prices for, securities on any U.S. national securities exchange or Euronext Amsterdam or in the over-the-counter market, whether or not mandatory;

•
the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

•
the commencement of any war, armed hostilities or other international or national calamity, including any act of terrorism, on or after the date of this Offer to Redeem or any material escalation of any war or armed hostilities which had commenced before the date of this Offer to Redeem;

•
any limitation, whether or not mandatory, imposed by any governmental, regulatory, self-regulatory or administrative authority, tribunal or other body, or any other event that could materially affect the extension of credit by banks or other lending institutions in the United States;

•
any material adverse change in the securities or financial markets in the United States generally;

•
any change or changes have occurred in our business, condition (financial or otherwise), income, operations, property or prospects or any of our subsidiaries that could have a material adverse effect on us and our subsidiaries, taken as a whole, or there is an adverse change in the benefits of the Redemption Offer to us;
•
any person has commenced, proposed, announced, made or publicly disclosed a tender or exchange offer (other than the Redemption Offer), merger, acquisition, business combination or other similar transaction involving us or any of our subsidiaries or we have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, acquisition, business combination or other similar transaction, other than in the ordinary course of business; or

•
in the case of any of the foregoing existing at the time of the commencement of the Redemption Offer, a material acceleration or worsening thereof.

The conditions referred to above are for our sole benefit and may be asserted by us regardless of the circumstances (other than any action or omission to act by us) giving rise to any condition, and may be waived by us, in whole or in part, at any time and from time to time in our sole and absolute discretion, subject to applicable law. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time prior to the Expiration Time and from time to time, subject to applicable law. However, once the Redemption Offer has expired, then all of the Closing Condition must have been satisfied (by virtue of such Closing Conditions’ non-occurrence or otherwise) or waived. In certain circumstances, if we waive the conditions described above, we may be required to extend the Expiration Time. Promptly following the scheduled Expiration Time, we will publicly announce whether the offer conditions have been satisfied or waived (as applicable) and whether the Redemption Offer has been extended, terminated or delayed.
4.
Procedures for Tendering Class A Ordinary Shares

No alternative, conditional or contingent tenders will be accepted. In order for a holder of Class A Ordinary Shares to validly tender Class A Ordinary Shares pursuant to the Redemption Offer, the shareholder must follow one of the following procedures:
•
for Class A Ordinary Shares held as physical certificates, the certificates evidencing such shares (“Share Certificates”), a properly completed and duly executed Redemption Offer Letter of Transmittal, together with any required signature guarantees, and any other documents required by the Redemption Offer Letter of Transmittal, must be received by the Depositary at its address set forth on the back cover of this Offer to Redeem before the Expiration Time; or

•
for Class A Ordinary Shares held in book-entry form, either a properly completed and duly executed Redemption Offer Letter of Transmittal, together with any required signature guarantees, or an Agent’s Message (as defined below) in lieu of such Redemption Offer Letter of Transmittal, and any other required documents, must be received by the Depositary at the address set forth on the back cover of this Offer to Redeem, and such Class A Ordinary Shares must be delivered according to the book-entry transfer procedures described below under “Book-Entry Delivery” and a confirmation of a book-entry transfer (a “Book-Entry Confirmation”) of such shares must be received by the Depositary, in each case before the Expiration Time.

If a broker, dealer, commercial bank, trust company or other nominee holds your Class A Ordinary Shares, you must contact your broker or nominee to tender your Class A Ordinary Shares. It is likely they have an earlier deadline for you to act to instruct them to tender shares on your behalf. We urge shareholders who hold Class A Ordinary Shares through nominees to consult their nominees to determine whether transaction costs may apply if shareholders tender shares through the nominees and not directly to the Depositary.
Election to Participate in Redemption Offer
In the Redemption Offer Letter of Transmittal, holders of Class A Ordinary Shares will need to indicate their election to participate in the Redemption Offer. An election to participate in the Redemption Offer shall be a binding agreement to comply with the terms of the Redemption Offer, subject to the Withdrawal Rights. Tendering shareholders must make an election to participate in the Redemption Offer and any Redemption Offer Letter of Transmittal that fails to indicate this election will be incomplete and will not be accepted in the Redemption Offer.
Signature Guarantees
•
No signature guarantee will be required on a Redemption Offer Letter of Transmittal if: the registered holder of the Class A Ordinary Shares (including, for purposes hereof, any participant in DTC whose name appears on a security position listing as the owner of the Class A Ordinary Shares) tendered in the Redemption Offer and the holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the Redemption Offer Letter of Transmittal; or

•
Class A Ordinary Shares are tendered in the Redemption Offer for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing constituting an “Eligible Institution”). See Instruction 1 to the Redemption Offer Letter of Transmittal applicable to the Class A Ordinary Shares.

Except as described above, all signatures on any Redemption Offer Letter of Transmittal for Class A Ordinary Shares tendered in the Redemption Offer must be guaranteed by an Eligible Institution. If a Share Certificate is registered in the name of a person other than the person executing a Redemption Offer Letter of Transmittal, or if payment is to be made, or Class A Ordinary Shares not purchased or tendered are to be issued and returned, to a person other than the registered holder, then the Share Certificate must be endorsed or accompanied by an appropriate stock power, in either case signed exactly as the name of the registered holder or owner appears on the certificate, with the signatures on the certificate guaranteed by an Eligible Institution.
In all cases, payment for Class A Ordinary Shares tendered and accepted for payment pursuant to the Redemption Offer will be made only after timely receipt by the Depositary of Share Certificates for the Class A Ordinary Shares tendered (or a timely confirmation of the book-entry transfer of the Class A Ordinary Shares into the Depositary’s account at DTC, as described above), a properly completed and duly executed Redemption Offer Letter of Transmittal including any required signature guarantees, or an Agent’s Message (as defined below) in the case of a book-entry transfer, and any other documents required by the Redemption Offer Letter of Transmittal.
Book-Entry Delivery
The Depositary will establish an account at DTC with respect to the Class A Ordinary Shares tendered for purposes of the Redemption Offer within two business days after the date of this Offer to Redeem. Any financial institution that is a participant in DTC’s systems may make a book-entry delivery of Class A Ordinary Shares by causing DTC to transfer such shares into the Depositary’s account at DTC in accordance with DTC’s procedures for such transfer. However, although delivery of Class A Ordinary Shares may be effected through book-entry transfer at DTC, a properly completed and duly executed Redemption Offer Letter of Transmittal, together with any required signature guarantees, or, in the case of a book-entry transfer, either such Redemption Offer Letter of Transmittal or an Agent’s Message in lieu of such Redemption Offer Letter of Transmittal, and any other required documents (for example, in certain circumstances, a completed IRS Form W-9 that is included in the Redemption Offer Letter of Transmittal or a completed, applicable IRS Form W-8) must, in any case, be received by the Depositary at the address set forth on the back cover of this Offer to Redeem prior to the Expiration Time.
The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, stating that DTC has received an express acknowledgement from the DTC participant tendering shares that such DTC participant has received and agrees to be bound by the terms of the Redemption Offer Letter of Transmittal and that we may enforce such agreement against the DTC participant.

Method of Delivery
The method of delivery of all documents, including Share Certificates, the Redemption Offer Letter of Transmittal and any other required documents, is at the sole election and risk of the tendering shareholder. Class A Ordinary Shares will be deemed delivered only when actually received by the Depositary (including, in the case of a book-entry transfer, by Book-Entry Confirmation). If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.
Return of Unpurchased Class A Ordinary Shares
If any tendered Class A Ordinary Shares are not purchased pursuant to the Redemption Offer, or if less than all Class A Ordinary Shares evidenced by a shareholder’s certificates are tendered, certificates representing the unpurchased Class A Ordinary Shares will be returned promptly after the expiration or termination of the Redemption Offer or, in the case of Class A Ordinary Shares tendered by book-entry transfer at DTC, the Class A Ordinary Shares will be credited to the appropriate account maintained by the tendering shareholder at DTC, in each case without expense to the shareholder.
Tendering Shareholders’ Representations and Warranties; Tender Constitutes an Agreement
A tender of Class A Ordinary Shares in the Redemption Offer made pursuant to any method of delivery set forth herein will also constitute a representation and warranty to us that the tendering shareholder has full power and authority to tender, sell, assign and transfer the Class A Ordinary Shares so tendered, and that, when the same are accepted for purchase by us, we will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, claims, encumbrances and other obligations relating to the sale or transfer of the Class A Ordinary Shares, and the same will not be subject to any adverse claim or right.
Any tendering shareholder will, on request by the Depositary or us, execute and deliver any additional documents deemed by the Depositary or us to be necessary or desirable to complete the sale, assignment and transfer of the Class A Ordinary Shares tendered, all in accordance with the terms of the Redemption Offer.
All authority conferred or agreed to be conferred by delivery of the Redemption Offer Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the tendering shareholder and shall not be affected by, and shall survive, the death or incapacity of such tendering shareholder.
A tender of Class A Ordinary Shares made pursuant to any method of delivery set forth herein will also constitute an acknowledgement by the tendering shareholder that: (i) the Redemption Offer is discretionary and may be extended, modified or terminated by us as provided herein; (ii) such shareholder is voluntarily participating in the Redemption Offer; (iii) the future value of the Class A Ordinary Shares is unknown and cannot be predicted with certainty; (iv) such shareholder has been advised to read this entire Offer to Redeem including the Exhibits and Annexes hereto; (v) such shareholder has been advised to consult his, her or its tax and financial advisors with regard to how the Redemption Offer will impact the tendering shareholder’s specific situation; (vi) any foreign exchange obligations triggered by such shareholder’s tender of Class A Ordinary Shares or receipt of proceeds are solely his, her or its responsibility; and (vii) regardless of any action that we take with respect to any or all income tax, withholding tax, transfer tax or other tax-related items (“Tax Items”) related to the Redemption Offer and the disposition of Class A Ordinary Shares, such shareholder acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, a tender of Class A Ordinary Shares shall authorize us to withhold all applicable Tax Items from any amounts payable to a tendering shareholder. Our acceptance for payment of Class A Ordinary Shares tendered pursuant to the Redemption Offer will constitute a binding agreement between the tendering shareholder and us upon the terms and subject to certain conditions of the Redemption Offer.
Determination of Validity; Rejection of Class A Ordinary Shares; Waiver of Defects; No Obligation to Give Notice of Defects
All questions as to the number of Class A Ordinary Shares to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment and redemption of Class A Ordinary

Shares will be determined by us, in our sole discretion, and our determination will be final and binding on all parties. We reserve the absolute right to reject any or all tenders we determine not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any conditions of the Redemption Offer with respect to all tendered Class A Ordinary Shares or waive any defect or irregularity in any tender with respect to any particular Class A Ordinary Shares or any particular shareholder whether or not we waive similar defects or irregularities in the case of other shareholders. No tender of Class A Ordinary Shares will be deemed to have been validly made until all defects or irregularities have been cured or waived. We will not be liable for failure to waive any condition of the Redemption Offer, or any defect or irregularity in any tender of Class A Ordinary Shares. None of the Company, the Information Agent, the Depositary or any other person will be obligated to give notification of defects or irregularities in tenders or incur any liability for failure to give notification. Our interpretation of the terms of and conditions to the Redemption Offer, including the Redemption Offer Letter of Transmittal and the instructions thereto, will be final and binding on all parties. By tendering Class A Ordinary Shares, you agree to accept all decisions we make concerning these matters and waive any rights you might otherwise have to challenge those decisions.
Lost or Destroyed Certificates
If any certificate representing Class A Ordinary Shares has been lost, destroyed or stolen, the shareholder should complete the Redemption Offer Letter of Transmittal, indicate the Share Certificate(s) representing Class A Ordinary Shares is lost and return it to the Depositary. The shareholder will then be instructed as to the steps that must be taken in order to replace the certificate. The Redemption Offer Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been completed. Shareholders are requested to contact the Depositary immediately in order to permit timely processing of this documentation.
5.
Withdrawal Rights

You may withdraw Class A Ordinary Shares that you have previously tendered pursuant to the Redemption Offer at any time prior to the Expiration Time. You may also withdraw your previously tendered Class A Ordinary Shares at any time after the Expiration Time if not accepted prior to such time. Except as this section otherwise provides, tenders of Class A Ordinary Shares are irrevocable.
For a withdrawal to be effective, the Depositary must receive, prior to the Expiration Time, which is at 5:00 p.m., New York City time, on December 5, 2022, a written notice (which may be delivered by electronic means) of your withdrawal at the address appearing on the last page of this Offer to Redeem. Your notice of withdrawal (or that of your broker, dealer, commercial bank, trust company or other nominee) must (i) specify the name of the participant for whose account such Class A Ordinary Shares were tendered and such participant’s account number at DTC to be credited with the withdrawn Class A Ordinary Shares, (ii) contain the title and number of Class A Ordinary Shares to be withdrawn and (iii) be signed by such participant in the same manner as the participant’s name is listed on the applicable “Agent’s Message” or Redemption Offer Letter of Transmittal. If the Class A Ordinary Shares to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal will be effective immediately upon the Depositary’s receipt of written or facsimile notice of withdrawal.
If a shareholder has used more than one Redemption Offer Letter of Transmittal or has otherwise tendered Class A Ordinary Shares in more than one group of Class A Ordinary Shares, the shareholder may withdraw Class A Ordinary Shares using either separate notices of withdrawal or a combined notice of withdrawal, so long as the information specified above is included.
If Share Certificates for Class A Ordinary Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of those Share Certificates, the shareholder must submit the serial numbers shown on those Share Certificates to the Depositary and, unless an Eligible Institution has tendered those Class A Ordinary Shares, an Eligible Institution must guarantee the signatures on the notice of withdrawal. If Class A Ordinary Shares have been delivered in accordance with the procedures for book-entry transfer described in “— Procedures for Tendering Class A Ordinary Shares” above, any notice of withdrawal must also specify the name and number of the account at DTC to be credited with the withdrawn shares and must otherwise comply with DTC’s procedures.

Withdrawals of tenders of Class A Ordinary Shares may not be rescinded, and any Class A Ordinary Shares properly withdrawn will thereafter be deemed not validly tendered for purposes of the Redemption Offer. Withdrawn Class A Ordinary Shares may be retendered at any time prior to the Expiration Time by again following one of the procedures described in this section.
All questions as to the form and validity, including the time of receipt, of notices of withdrawal, will be determined by us, in our sole and absolute discretion, and our determination will be final and binding on all parties. We reserve the absolute right to waive any defect or irregularity in the withdrawal of Class A Ordinary Shares by any shareholder, whether we waive similar defects or irregularities in the case of other shareholders. None of the Company, the Information Agent, the Depositary or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of them incur liability for failure to give any notice.
If we extend the Redemption Offer, are delayed in our purchase of Class A Ordinary Shares or are unable to purchase Class A Ordinary Shares under the Redemption Offer for any reason, then, without prejudice to our rights under the Redemption Offer, the Depositary may, subject to applicable law, retain tendered Class A Ordinary Shares on our behalf. Such Class A Ordinary Shares may not be withdrawn except to the extent tendering shareholders are entitled to withdrawal rights as described in this section. Our reservation of the right to delay payment for Class A Ordinary Shares which we have accepted for payment is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that we must pay the consideration offered or return the Class A Ordinary Shares tendered promptly after termination or withdrawal of a tender offer.
6.
Purchase of Class A Ordinary Shares and Payment of Redemption Price

Upon the terms and subject to the conditions of the Redemption Offer, which conditions shall be satisfied or waived prior to the Expiration Time, on the Redemption Settlement Date, we will accept for payment and pay for (and thereby purchase) up to 7,406,265 of our Class A Ordinary Shares validity tendered in the Redemption Offer and not validly withdrawn on or before the Expiration Time. If the Redemption Offer is not extended or earlier terminated, we expect the Redemption Settlement Date to be December 7, 2022.
If the Closing Conditions have not been satisfied, we will either extend the Redemption Offer or terminate the Redemption Offer and will promptly return all Class A Ordinary Shares tendered at our expense. If we terminate the Redemption Offer, we will NOT purchase any Class A Ordinary Shares pursuant to the Redemption Offer and we will not consummate the transactions described herein unless we otherwise provide you with the opportunity to redeem your shares in accordance with our Articles of Association.
For purposes of the Redemption Offer, we will be deemed to have accepted for payment (and therefore purchased), subject to the terms and conditions of the Redemption Offer, Class A Ordinary Shares that are validly tendered in the Redemption Offer and not validly withdrawn only when, as and if we give oral or written notice to the Depositary of our acceptance of the Class A Ordinary Shares for payment pursuant to the Redemption Offer.
In all cases, payment for Class A Ordinary Shares tendered and accepted for payment in the Redemption Offer will be made promptly, but only after timely receipt by the Depositary of Share Certificates, or a timely Book-Entry Confirmation of Class A Ordinary Shares into the Depositary’s account at the DTC, a properly completed and duly executed Redemption Offer Letter of Transmittal or an Agent’s Message in the case of a book-entry transfer, and any other required documents. In no event shall payment for Class A Ordinary Shares tendered be made unless the Closing Conditions have been satisfied.
We will pay for Class A Ordinary Shares purchased in the Redemption Offer by depositing the aggregate Redemption Price with the Depositary, which will act as agent for tendering holders of Class A Ordinary Shares for the purpose of receiving payment from us and transmitting payment to tendering holders of Class A Ordinary Shares. Payments made to holders of shares Class A Ordinary Shares pursuant to the Redemption Offer will be rounded down to the nearest whole cent.
Certificates for all Class A Ordinary Shares tendered in the Redemption Offer and not purchased will be returned or, in the case of Class A Ordinary Shares tendered by book-entry transfer, will be credited to the account maintained with DTC by the broker/dealer participant who delivered such Class A Ordinary Shares, to the tendering holder of Class A Ordinary Shares at our expense promptly after the Expiration Time or termination of the Redemption Offer, without expense to the holders of Class A Ordinary Shares.
Under no circumstances will we pay interest on the Redemption Price, including, but not limited to, by reason of any delay in making payment. In addition, if certain events occur, we may not be obligated to purchase Class A Ordinary Shares pursuant to the Redemption Offer. See “— Conditions of the Redemption Offer” above.
We urge shareholders who hold Class A Ordinary Shares through a broker, dealer, commercial bank, trust company or other nominee to consult their nominee to determine whether transaction costs are applicable if they tender Class A Ordinary Shares through their nominee and not directly to the Depositary.
7.
Price Range of Securities; Dividends.

Our Class A Ordinary Shares a are currently listed on Nasdaq under the symbols “TRON” and “TRON.WS,” respectively. The Class A Ordinary Shares began trading separately on Nasdaq on September 11, 2021.
The following table shows, for the periods indicated, the high and low sale prices per share of the Company’s Class A Ordinary Shares as reported by Nasdaq as at the close of trading on each day within the relevant period.
	Class A Ordinary Shares
Quarter Ended	High	Low
2022
September 30	$10.29	$10.01
June 30	$10.50	$9.95
March 31	$10.33	$9.78
2021
December 31	$11.42	$9.73
September 30(1)	$10.09	$9.80

(1)
Reflects the high and low closing prices of the Company’s Class A Ordinary Shares beginning as of September 11, 2021, the first day that Class A Ordinary Shares began trading separately following the automatic separation of the units that were sold in the Company’s IPO.

Dividends
We have not paid any cash dividends on our shares of Shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of any future business combination. The payment of any cash dividends subsequent to any future business combination will be within the discretion of the Board of Directors at such time. In addition, the Board of Directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future. Further, if we incur any indebtedness in connection with any future business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
8.
Certain Information Concerning Us.

General.   The Company is a blank check company incorporated on February 10, 2021 (inception) as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, the Company focuses on industries that complement its management team’s background, and in its search for targets for the business combination seek to capitalize on the ability of the Company’s management team to identify and acquire a business, focusing on the technology industry in the United States and other developed countries.
The registration statement for the Company’s IPO was declared effective on June 16, 2021. On June 21, 2021, the Company consummated its IPO of 18,500,000 units, at $10.00 per unit, generating gross proceeds of $185,000,000, and incurring offering costs of approximately $698,351, inclusive of $6,475,000 in deferred underwriting commissions. Each unit consists of one Class A Ordinary Share, par value $0.0001 per share and one-third of one redeemable warrant, each whole public warrant entitling the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment.
Simultaneously with the closing of the IPO, the Company consummated the private placement of 4,950,000 private placement warrants at a price of $1.50 per private placement warrant to CGA Sponsor 2, LLC, the Company’s Sponsor, generating gross proceeds of $7,425,000. Each private placement warrant is exercisable for one Class A Ordinary Share at a price of $11.50 per share.
Transaction costs amounted to $10,873,351, consisting of $3,700,000 of underwriting discount, $6,475,000 of deferred underwriting discount, and $698,351 of other offering costs.
Upon the closing of the IPO and private placement, $185,000,000 ($10.00 per unit) of the net proceeds of the ipo and certain of the proceeds of the private placement were placed in the trust account, located in the United States at UBS Financial Services Inc., with Continental Stock Transfer & Trust Company acting as trustee, and are only invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by us meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by us, until the earlier of: (i) the completion of a business combination and (ii) the distribution of the assets held in the trust account. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the private placement, although substantially all of the net proceeds are intended to be applied toward consummating an initial business combination.
On June 15, 2022, the Company held an extraordinary general meeting (the “Extraordinary General Meeting”) which amended the Company’s Articles of Association to extend the date by which the Company must consummate its initial business combination from the Original Termination Date (June 21, 2022) to Extended Date (March 21, 2023). As part of the Extraordinary General Meeting, shareholders elected to redeem 11,093,735 Class A Ordinary Shares, resulting in redemption payments out of the Trust Account totaling $111,062,537, or approximately $10.01 per share, which includes $125,817 of earnings in the Trust Account not previously withdrawn. Subsequent to the redemptions, 7,406,265 Class A Ordinary Shares remained issued and outstanding. In order to support the extension to consummate an initial business combination to the Extended Date, the Sponsor agreed to deposit $244,407 into the Trust Account which is an aggregate of $0.033 per Class A Ordinary Share for each month of the extension period up to and until October 21, 2022, pro-rated for partial months during the extension period, resulting in a potential maximum contribution of $977,627, or $0.132 per share of Class A Ordinary Shares that was not redeemed in connection with the Extraordinary General Meeting. The first contribution in the amount of $0.033 per Class A Ordinary Shares was funded on June 21, 2022 and additional contributions in the amount of $0.033 per Class A Ordinary Shares will be funded on or prior to the 21st of each month thereafter through October 21, 2022, provided that no such contributions will be made following the completion of any business combination. In the event the Sponsor does not fund the monthly contributions, all then outstanding holders of the Class A Ordinary Shares not redeemed will be given an opportunity to redeem their shares at that time, and any shareholder that redeems their shares in such an event will receive a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest not previously released to the Company to pay its taxes, divided by the number of then outstanding public shares. If the Company does not consummate its initial business combination as of October 21, 2022, the holders of Class A Ordinary Shares then outstanding will be provided with the opportunity to redeem their Class A Ordinary Shares on or about October 21, 2022.
If the Company is unable to complete a Business Combination by the Extended Date, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay for our income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor, officers and directors have agreed to waive their liquidation rights with respect to the founder shares if the Company fails to complete a business combination by the Extended Date. However, if the initial shareholders or members of the Company’s management team acquire Public Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a business combination by the Extended Date. The underwriter has agreed to waive its rights to its deferred underwriting commission held in the Trust Account in the event the Company does not complete a business combination by the Extended Date and, in such event, such amount will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only the $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Availability of Reports and Other Information.   We are subject to the informational filing requirements of the Exchange Act which obligates us to file reports, statements and other information with the SEC relating to our business, financial condition and other matters. Information, as of particular dates, concerning our directors and officers, their remuneration, equity-based awards granted to them, the principal holders of our securities and any material interest of these persons in transactions with us is required to be disclosed in proxy statements distributed to our stockholders and filed with the SEC. As required by Exchange Act Rule 13e-4(c)(2), we have also filed with the SEC the Schedule TO, which includes additional information relating to the Offer.
These reports, statements and other information, including the Schedule TO and documents incorporated by reference, are available to the public on the SEC’s site at www.sec.gov. The information contained on the SEC’s website is not incorporated by reference in this Offer to Purchase and should not be considered to be a part of this Offer to Purchase.
Incorporation by Reference.    The rules of the SEC allow us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. We incorporate by reference into this Offer to Purchase the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02 or 7.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this Offer to

Purchase, until the termination of this Offer. Such future filings will automatically update and supersede the previously filed information. The following documents contain important information about us and we incorporate them by reference:
SEC Filings	Date Filed
Annual Report on Form 10-K for the fiscal year ended December 31, 2021	March 31, 2022
Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022	August 12, 2022
Current Reports on Form 8-K	June 16, 2022, June 14, 2022, and June 10, 2022
Any statement contained in any document incorporated by reference into this Offer to Purchase shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this Offer to Purchase or any subsequently filed document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.
You can obtain any of the documents incorporated by reference in this document from us or from the SEC’s website at the address described above. Documents incorporated by reference are also available from us without charge, excluding any exhibits to those documents, at our principal executive offices located at 251 Lytton Avenue, Suite 200, Palo Alto, CA 94301. Please be sure to include your complete name and address in your request. If you request any incorporated documents, we will promptly mail them to you by first class mail, or another equally prompt means. You may also find additional information by visiting our website at www.bsig.com. Information on our website does not form part of the Offer and is not incorporated by reference in this Offer to Purchase.
9.
Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the Class A Ordinary Shares.

Beneficial Ownership.   As of October 20, 2022, we had 7,406,265 issued and outstanding Class A Ordinary Shares. The following table sets forth information regarding the beneficial ownership of our ordinary shares as of October 20, 2022 based on information obtained from the persons named below, with respect to the beneficial ownership of our ordinary shares, by:
•
each of our executive officers and directors that beneficially owns our ordinary share; and

•
all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of the Annual Report on Form 10-K.
	Class B Ordinary Shares		Class A Ordinary Shares
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned	Approximate Percentage of Class	Approximate Percentage of Voting Control
CGA Sponsor 2, LLC (our Sponsor)(2)(3)	4,475,000	96.8%	—	—	37%
John Cadeddu(2)(3)	4,475,000	96.8%	—	—	37%
Marvin Tien(2)(3)	4,475,000	96.8%	—	—	37%
Jane Batzofin	—	—	—	—	—
Jerry Letter	—	—	—	—	—
David Kutcher	—	—	—	—	—
Kevin Tanaka	—	—	—	—	—
Alexandre Balkanski	50,000	*	—	—	*
John Mulkey	50,000	*	—	—	*
Jason Park	50,000	*	—	—	*

(1)
Unless otherwise noted, the business address of each of our shareholders is 251 Lytton Avenue, Suite 200, Palo Alto, California 94301.

(2)
Interests shown consist solely of founder shares, classified as Class B Ordinary Shares. Such shares will automatically convert into Class A Ordinary Shares at the time of our initial business combination or earlier at the option of the holders thereof pursuant to the terms of our amended and restated memorandum and articles of incorporation.

(3)
The shares reported above are held in the name of our Sponsor. Our Sponsor is controlled by John Cadeddu and Marvin Tien.

*
Less than one percent

Our Sponsor, officers and directors are deemed to be our “promoter” as such term is defined under the federal securities laws.
Securities Transactions.   Based on our records and on information provided to us by our directors, executive officers, affiliates and subsidiaries, neither we nor any of our directors, our executive officers, or our affiliates or our subsidiaries nor, to the best of our knowledge, any person controlling the Company or any executive officer or director of any such controlling entity or of our subsidiaries, has effected any transactions involving the Shares during the 60 days prior to the date hereof.
10.
Certain Relationships and Related Party Transactions

On February 18, 2021, our Sponsor paid $25,000, or approximately $0.005 per share, to cover certain expenses on our behalf in consideration of 5,031,250 Class B Ordinary Shares, par value $0.0001. In March 2021, our Sponsor transferred 50,000 Class B Ordinary Shares to each of our independent directors. Up to 656,250 of the Class B Ordinary Shares outstanding were subject to forfeiture by our Sponsor to the extent that the underwriters’ over-allotment in connection with the Initial Public Offering was not exercised in full or in part. As a result of the underwriters’ election to partially exercise their over-allotment option, the Sponsor forfeited 406,250 Class B Ordinary Shares for no consideration, resulting in an aggregate of 4,625,000 Class B Ordinary Shares outstanding as of December 31, 2021. Prior to the initial investment in the company of $25,000 by the Sponsor, the company had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the issued and outstanding shares upon completion of our Initial Public Offering. The founder shares (including the Class A Ordinary Shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Our Sponsor purchased an aggregate of 4,950,000 private placement warrants for a purchase price of $1.50 per whole warrant, valued at $7,425,000 in the aggregate, in a private placement that occurred simultaneously with the closing of our Initial Public Offering. Each private placement warrant entitles the holder to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment. The private placement warrants (including the Class A Ordinary Shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination.
If any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.
We currently maintain our executive offices at 251 Lytton Avenue, Suite 200, Palo Alto, California 94301. Commencing on the date that our securities were first listed on the Nasdaq and through the earlier of the consummation of our initial business combination and our liquidation, we began to reimburse an affiliate of our Sponsor for office space, secretarial and administrative services provided to us in the amount of $40,000 per month; provided, that if complete our initial business combination prior to 12 months following the closing of our Initial Public Offering, then at the closing of the business combination, we will pay to such an affiliate an amount equal to $480,000 less any amounts previously paid under the administrative services agreement.
No compensation of any kind, including finder’s and consulting fees, will be paid to our Sponsor, officers and directors, or their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made by us to our Sponsor, officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor, its affiliates or our management team as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. As of December 31, 2021, no working capital loans were outstanding.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
We entered into a registration and shareholder rights agreement pursuant to which our Sponsor is entitled to certain registration rights with respect to the private placement warrants, the warrants issuable upon conversion of working capital loans (if any) and the Class A Ordinary Shares issuable upon exercise of the foregoing and upon conversion of the founder shares, and, upon consummation of our initial business combination, to nominate three individuals for election to our board of directors.
11.
Certain Legal Matters; Regulatory Approvals.

The Redemption Offer contemplated by this Offer to Redeem is subject to the tender offer rules promulgated under the Exchange Act.
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.
In addition, except as otherwise discussed herein, we are not aware of any license or regulatory permit that appears material to our businesses that might be adversely affected by our redemption of Class A Ordinary Shares pursuant to the Redemption Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for our acquisition or ownership of Class A Ordinary Shares pursuant to the Redemption Offer. Should any approval or other action be required, we presently contemplate that we will seek that approval or other action. We are unable to predict whether we will be required to delay the acceptance for payment of or payment for Class A Ordinary Shares tendered pursuant to the Redemption Offer pending the outcome of any such matter. There can be no assurance that any approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligation under the Redemption Offer to accept for purchase and pay for the Class A Ordinary Shares is subject to conditions. See “— Conditions to the Offer.”
12.
Certain United States Federal Income Tax Consequences.

The following is a summary of certain U.S. federal income tax consequences generally applicable to the Redemption Offer and related transactions to U.S. Holders (as defined below) except as otherwise noted below. This discussion assumes that you hold Class A Ordinary Shares as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).
This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:
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our Sponsor, founders, officers or directors;

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banks, financial institutions or financial services entities;

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S corporations;

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governments or agencies or instrumentalities thereof;

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regulated investment companies;

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real estate investment trusts;

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expatriates or former long-term residents of the United States;

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insurance companies;

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broker-dealers;

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taxpayers subject to mark-to-market accounting rules;

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persons holding Class A Ordinary Shares as part of a “straddle,” hedge, integrated transaction or similar transaction;

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persons that purchase or sell Class A Ordinary Shares as part of a wash sale for tax purposes;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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persons that actually or constructively own 5% or more of our shares by vote or value;

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persons that acquired Class A Ordinary Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

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controlled foreign corporations or passive foreign investment companies; or

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tax-exempt entities.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.
We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of Class A ordinary shares who or that is for U.S. federal income tax purposes:
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an individual citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes or other pass-through entity) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership (or other pass-through entity) will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership (or other pass-through entity) and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership (or other pass-through entity) holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY, IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE REDEMPTION OFFER AND RELATED TRANSACTIONS AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH HOLDER OF CLASS A ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE TRANSACTIONS, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX LAWS AND ANY APPLICABLE TAX TREATY.
Tax Consequences to U.S. Holders Participating in the Redemption Offer
Redemption as Sale of Class A Ordinary Shares or Corporate Distribution
Subject to the passive foreign investment company (“PFIC”) rules discussed below, the U.S. federal income tax consequences of a redemption pursuant to this Redemption Offer (which we will refer to as a “redemption”) will depend, in part, on whether such redemption qualifies as a sale of the redeemed Class A ordinary shares under Section 302 of the Code or is treated as a distribution under Section 301 of the Code. If the redemption by us qualifies as a sale of Class A ordinary shares, the redeeming U.S. Holder will be treated as described under “— Sale of Class A Ordinary Shares” below. If the redemption by us does not qualify as a sale of Class A ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described below under “— Corporate Distribution.” Whether a redemption by us qualifies for sale treatment will depend largely on the total number of our shares treated as held by the redeeming U.S. Holder (including any shares constructively owned by the redeeming U.S. Holder described in the following paragraph) relative to all of our shares outstanding both before and after such redemption. The redemption by us of Class A ordinary shares generally will be treated as a sale of the Class A ordinary shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the redeeming U.S. Holder, (ii) results in a “complete termination” of the redeeming U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the redeeming U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests is satisfied, a redeeming U.S. Holder takes into account not only Class A ordinary shares actually owned by the redeeming U.S. Holder, but also Class A ordinary shares that are constructively owned by it. A redeeming U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the redeeming U.S. Holder has an interest or that have an interest in such redeeming U.S. Holder, as well as any shares the redeeming U.S. Holder has a right to acquire by exercise of an option, which would generally include Class A ordinary shares which could be acquired pursuant to the exercise of our warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the redeeming U.S. Holder immediately following the redemption of Redeeming Class A ordinary shares must, among other requirements, be less than 80 percent of the percentage of our outstanding voting shares actually and constructively owned by the redeeming U.S. Holder immediately before the redemption. Before our initial business combination, the Class A ordinary shares may not be treated as voting stock for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a redeeming U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the redeeming U.S. Holder are redeemed or (ii) all of our shares actually owned by the redeeming U.S. Holder are redeemed and the redeeming U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the redeeming U.S. Holder does not constructively own any other shares of ours. The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend with respect to a redeeming U.S. Holder if it results in a “meaningful reduction” of the redeeming U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a redeeming U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances.
However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A redeeming U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.
If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects to such U.S. Holder will be as described under “— Corporate Distribution” below. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the redeeming U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it.
Corporate Distribution
Subject to the PFIC rules discussed below, a redeeming U.S. Holder generally will be required to include in gross income as dividends the amount of any such corporate distribution to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate redeeming U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the redeeming U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares (see “— Sale of Class A Ordinary Shares” below).
With respect to non-corporate redeeming U.S. Holders, under tax laws currently in effect, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “— Sale of Class A Ordinary Shares” below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States, the Company is not treated as a PFIC at the time the dividend is paid or in the preceding year and provided certain holding period and other requirements are met. Because we believe that it is likely we were a PFIC for our initial taxable year ended December 31, 2021, dividends paid to redeeming U.S. Holders with respect to our Class A ordinary shares may not constitute “qualified dividends” that would be taxable at a reduced rate. Redeeming U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Class A ordinary shares.
Distributions in excess of current and accumulated earnings and profits will generally constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Ordinary Shares and will be treated as described below under the section entitled “— Sale of Class A Ordinary Shares.”
Sale of Class A Ordinary Shares
Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale of Class A ordinary shares. Any such capital gain or loss generally will be long-term capital gain or loss if the redeeming U.S. Holder’s holding period for such Class A ordinary shares exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A ordinary shares described in this Offer to Redeem may suspend the running of the applicable holding period for this purpose.
The amount of gain or loss recognized by a U.S. Holder on the sale of Class A ordinary shares generally will be equal to the difference between (i) the sum of the amount of cash received in the sale and (ii) the redeeming U.S. Holder’s adjusted tax basis in its Class A ordinary shares so sold. Long-term capital gain realized by a non-corporate redeeming U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations.
Passive Foreign Investment Company Rules
A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. For purposes of these rules, interest income earned by us would be considered to be passive income and cash held by us would be considered to be a passive asset.
Because we are a blank check company with no current active business, based upon the composition of our income and assets, and upon a review of our financial statements, we believe that it is likely we were a PFIC for our initial taxable year ended December 31, 2021 and it is likely we will be a PFIC for our current taxable year.
Accordingly, a redeeming U.S. Holder (provided, such U.S. Holder it does not make in respect of our Class A ordinary shares (i) a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the redeeming U.S. Holder held (or was deemed to hold) Class A ordinary shares or (ii) a timely “mark to market” election, in each case, as described below) generally will be subject to special rules with respect to:
•
any gain recognized by the redeeming U.S. Holder on the sale of its Class A ordinary shares, which would include Class A Ordinary Shares that are validly tendered in the Redemption Offer, if such redemption is treated as a sale under the rules discussed above under the heading “Redemption as Sale of Class A Ordinary Shares or Corporate Distribution”; and

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any “excess distribution” made to the redeeming U.S. Holder on account of its Class A ordinary shares (generally, any distributions to such redeeming U.S. Holder during a taxable year of the redeeming U.S. Holder that are greater than 125% of the average annual distributions received by such redeeming U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such redeeming U.S. Holder or, if shorter, such redeeming U.S. Holder’s holding period for the Class A ordinary shares), which may include Class A Ordinary Shares that are validly tendered in the Redemption Offer to the extent such redemption is treated as a corporate distribution under the rules discussed above under the heading “Redemption as Sale of Class A Ordinary Shares or Corporate Distribution.”

Under these special rules:
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the redeeming U.S. Holder’s gain or excess distribution will be allocated ratably over the redeeming U.S. Holder’s holding period for the Class A ordinary shares;

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the amount allocated to the redeeming U.S. Holder’s taxable year in which the redeeming U.S. Holder recognized the gain or, with respect to Class A ordinary shares, received the excess distribution, or to the period in the redeeming U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

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the amount allocated to other taxable years (or portions thereof) of the redeeming U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the redeeming U.S. Holder; and

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an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the redeeming U.S. Holder with respect to the tax attributable to each such other taxable year of the redeeming U.S. Holder.

A redeeming U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the redeeming U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.
THE PFIC RULES ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE PFIC RULES ON THE REDEMPTION OF CLASS A ORDINARY SHARES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION, A PURGING ELECTION, A MARK-TO-MARKET ELECTION, OR ANY OTHER ELECTION IS AVAILABLE AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.
Information Reporting and Backup Withholding.
Proceeds from the redemption of our Class A ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Certain holders of our Class A ordinary shares who are not U.S. Holders generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders are urged to consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of our Class A ordinary shares and warrants, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.
13.
Fees and Expenses

We have retained Continental Stock Transfer & Trust Company to act as Depositary and Morrow Sodali LLC to act as Information Agent in connection with the Redemption Offer.
All deliveries and correspondence sent to the Depositary should be directed to the address set forth on the back cover of this Offer to Redeem.
The Information Agent may contact holders of Class A Ordinary Shares by mail, facsimile and personal interviews and may request brokers, dealers and other nominee shareholders to forward materials relating to the Redemption Offer to beneficial owners. Requests for additional copies of documentation may be directed to the Information Agent at the address set forth on the back cover of this Offer to Redeem.
The Information Agent and Depositary will receive reasonable and customary compensation for their respective services, will be reimbursed by the Company for reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the Redemption Offer, including certain liabilities under the federal securities laws.
We have not agreed to pay any fees or commissions to brokers, dealers or other persons (other than fees to the Information Agent and Depositary as described above) for soliciting tenders of Class A Ordinary Shares pursuant to the Redemption Offer. Shareholders holding Class A Ordinary Shares through brokers, dealers and other nominee shareholders are urged to consult the brokers, dealers and other nominee shareholders to determine whether transaction costs may apply if shareholders tender Class A Ordinary Shares through the brokers, dealers and other nominee shareholders and not directly to the Depositary. We will, however, upon request, reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by them in forwarding the Redemption Offer and related materials to the beneficial owners of Class A Ordinary Shares held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as our agent or the agent of the Information Agent or the Depositary for purposes of the Redemption Offer.
In addition, we will incur and pay reasonable and customary fees and expenses for financial printing services.
14.
Miscellaneous

We are not aware of any jurisdiction where the making of the Redemption Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Redemption Offer or the acceptance of Class A Ordinary Shares pursuant to the Redemption Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, we will not make the Redemption Offer to (nor will tenders be accepted from or on behalf of holders of Class A Ordinary Shares) in that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Redemption Offer to be made by a licensed broker or dealer, the Redemption Offer shall be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.
You should only rely on the information contained in this document or to which we have referred you. We have not authorized any person to provide you with information or make any representation in connection with the Redemption Offer other than those contained in this Offer to Redeem, the Redemption Offer Letter of Transmittal or in the other documents that constitute a part of the Redemption Offer. If given or made, any recommendation or any such information or representation must not be relied upon as having been authorized by us, the Board of Directors, the Depositary or the Information Agent.
OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY HAS MADE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR SHARES IN THE OFFER. NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR SHARES IN THE OFFER. NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO REDEEM OR IN THE RELATED LETTER OF TRANSMITTAL. YOU SHOULD NOT RELY ON ANY RECOMMENDATION, OR ANY SUCH REPRESENTATION OR INFORMATION, AS HAVING BEEN AUTHORIZED BY US, ANY MEMBER OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY.

Recent Developments
On May 17, 2022, Corner Growth Acquisition Corp. 2., a Cayman Islands corporation (the “Company”), entered into a non-binding letter of intent (the “Letter of Intent”) with a differentiated food tech platform (the “Target”) for an initial business combination. The Target is a vertically integrated producer of premium bulk grains, value-added ingredients, and CPG goods, driving fundamental change with significant attention around supply chain certainty, food security, plant-based foods and ESG, and the Company believes the Target is a compelling investment opportunity given its vertical integration, commercial opportunity and macro tailwinds.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational filing requirements of the Exchange Act, which obligates us to file reports, statements and other information with the SEC relating to our business, financial condition and other matters. As required by Exchange Act Rule 13e-4(c)(2), we have also filed with the SEC the Issuer Tender Offer Statement on Schedule TO as may be amended from time to time, which includes additional information relating to the Offer to Redeem.
These reports, statements and other information, including the Schedule TO and documents incorporated by reference, are available to the public on the SEC’s website at https://www.sec.gov. This website address is not intended to function as a hyperlink, and the information contained on the SEC’s website is not incorporated by reference in this Offer to Redeem and it should not be considered to be a part of this Offer to Redeem.
If you would like additional copies of Offer to Redeem, you should contact the Information Agent at the following address and telephone number:
Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, Connecticut 06902
Individuals call toll-free: (800) 662-5200
Banks and brokerages, please call: (203) 658-9400
Email: TRON.info@investor.morrowsodali.com
THE STATEMENTS MADE IN THIS OFFER TO REDEEM, INCLUDING ITS ANNEXES, ARE MADE SOLELY BY THE COMPANY. THE FILING AND DELIVERY OF THIS OFFER TO REDEEM AND THE RELATED REDEMPTION OFFER LETTER OF TRANSMITTAL SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT ANY STATEMENT OR REPRESENTATION IS BEING MADE IN RESPECT OF THE INFORMATION CONTAINED HEREIN OR INCORPORATED BY REFERENCE BY THE COMPANY AND ITS RESPECTIVE AFFILIATES NOR SHALL SUCH PERSONS BE RESPONSIBLE FOR SUCH DOCUMENTS OR ANY INFORMATION CONTAINED THEREIN. THE INFORMATION CONTAINED IN ANNEX A WAS DERIVED BY THE COMPANY FROM INFORMATION PROVIDED BY THE COMPANY TO THE AUTHORITY FOR THE FINANCIAL MARKET (AFM) IN CONNECTION WITH ITS LISTING APPLICATION ON EURONEXT AMSTERDAM, AND IS SUBJECT TO REVISION BASED ON COMMENTS FROM AFM. NEITHER THE COMPANY NOR ANY OF ITS RESPECTIVE AFFILIATES ASSUME ANY RESPONSIBILITY FOR THE USE BY THE COMPANY OF SUCH INFORMATION HEREIN.
The Company has not authorized anyone to give any information or make any representation about the Company that is different from, or in addition to, that contained in this Offer to Redeem. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.
The Redemption Offer Letter of Transmittal and certificates for Class A Ordinary Shares, and any other required documents should be sent or delivered by each shareholder or the shareholder’s broker, dealer, commercial bank, trust company or nominee to the Depositary at one of its addresses set forth below. To confirm delivery of Class A Ordinary Shares, shareholders are directed to contact the Depositary.

Shareholders submitting certificates representing Class A Ordinary Shares to be tendered must deliver such certificates together with the Redemption Offer Letter of Transmittal and any other required documents by mail or overnight courier. Facsimile copies of Class A Ordinary Shares certificates will not be accepted.
The Depositary for the Offer is:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Any questions or requests for assistance may be directed to the Information Agent the telephone number and address set forth below. Requests for additional copies of this Offer to Redeem, this Redemption Offer Letter of Transmittal or related documents may be directed to the Information Agent at its telephone number or address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Redemption Offer.
The Information Agent for the Offer is:
Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, Connecticut 06902
Individuals call toll-free: (800) 662-5200
Banks and brokerages, please call: (203) 658-9400
Email: TRON.info@investor.morrowsodali.com